Exhibit 99.4
FORM OF LETTER TO CLIENTS OF NOMINEE HOLDERS
BLUELINX HOLDINGS INC.
[•] Shares of Common Stock
Offered Pursuant to Rights Distributed to Record Stockholders of
BlueLinx Holdings Inc.
[•], 2011
To Our Clients:
     Enclosed for your consideration are the Prospectus, dated [•], 2011 (the “Prospectus”), and the Instructions for Use of BlueLinx Holdings Inc. Subscription Rights Certificates relating to the offering (the “Rights Offering”) by BlueLinx Holdings Inc. (the “Company”) of shares of its Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to transferable subscription rights (the “Rights”) distributed to all holders of record of shares of Common Stock, at the close of business on [•], 2011 (the “Record Date”). The Rights are described in the Company’s Prospectus.
     In the Rights Offering, the Company is offering an aggregate of [•] shares of its Common Stock (the “Underlying Shares”) pursuant to the Prospectus. The Rights will expire, if not exercised, by 5:00 p.m., New York City time, on [•], 2011, unless extended by the Board of Directors of the Company, provided that the expiration date of the Rights Offering may not be extended by more than [•] days without the prior written consent of Cerberus ABP Investor LLC (“Cerberus”) (as it may be extended, the “Expiration Date”).
     As described in the accompanying Prospectus, you will receive one Right for every share of Common Stock carried by us in your account as of the Record Date.
     Each Right allows the holder thereof to subscribe for [•] of a share of Common Stock (the “Basic Subscription Right”) at the cash price of $[•] per whole share (the “Subscription Price”). Fractional shares or cash in lieu of fractional shares will not be issued in the Rights Offering. Fractional shares will be rounded down to the nearest whole number. As an example, if you owned 1,000 shares of Common Stock as of the Record Date, you would receive 1,000 subscription rights pursuant to your Basic Subscription Right that would entitle you to purchase [•] shares of common stock ([•] rounded down to the nearest whole share) at a subscription price of $[•] per whole share.
     In addition, each holder of Rights (other than Cerberus) who exercises his Basic Subscription Right in full will be eligible to subscribe (the “Over- Subscription Privilege”), at the same Subscription Price of $[•] per whole share, for additional shares of Common Stock if any Underlying Shares are not purchased by other holders of Rights under their Basic Subscription Rights as of the Expiration Date (the “Excess Shares”). Each holder of Rights may exercise his Over-Subscription Privilege only if he exercised his Basic Subscription Right in full and other holders of Rights do not exercise their Basic Subscription Rights in full. If there is not a sufficient number of Excess Shares to satisfy all requests for subscriptions made under the Over-Subscription Privilege, the Company will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Privileges in proportion to the number of shares of Common Stock owned by such Right holder on the Record Date, relative to the number of shares of Common Stock owned on the Record Date by all Right holders exercising their Over-Subscription Privilege. If this pro rata allocation results in any person receiving a greater number of Excess Shares than the person subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such person will be allocated only that number of Excess Shares for which the person over-subscribed, and the remaining Excess Shares will be re-allocated among all other persons exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Excess Shares have been allocated. For the purposes of determining their eligibility for the Over-Subscription Privilege, holders will be deemed to have exercised their Rights under the Basic Subscription Right in full if they subscribe for the maximum number of whole Underlying Shares available under their Basic Subscription Right. See “The Rights Offering—The Subscription Rights” in the Prospectus.
     The Company has entered into an investment agreement with Cerberus, who beneficially owns approximately 55% of the outstanding Common Stock prior to giving effect to the Rights Offering, under which, subject to the terms and conditions thereof, Cerberus has agreed to purchase from us, at the Subscription Price, unsubscribed shares of Common Stock such that gross proceeds of the Rights Offering will be no less than $60.0 million.

     The Rights are evidenced by Rights certificates (the “Subscription Rights Certificates”). The Rights will be transferable until 4:00 p.m., New York time, on the last trading day preceding the Expiration Date, at which time they will cease to have value.
     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus and other enclosed materials carefully before instructing us to exercise your Rights.
     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., Eastern Time, on the Expiration Date. Once you have exercised your Rights under the Basic Subscription Privilege and the Over-Subscription Privilege, such exercise may not be revoked.
     If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by timely completing, executing and returning to us the instruction form attached to this letter.
     With respect to any instructions to exercise (or not to exercise) Rights, the enclosed Beneficial Ownership Election must be completed and returned such that it will be actually received by us by 5:00 p.m., New York City time, on [•], 2011, the last business day prior to the scheduled expiration date of the Rights Offering of [•], 2011 (which may be extended by the Board of Directors of the Company, provided that the expiration date of the Rights Offering may not be extended by more than [•] days without the prior written consent of Cerberus).
     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO EAGLE ROCK PROXY ADVISORS, LLC, THE INFORMATION AGENT, AT THE FOLLOWING TOLL-FREE TELEPHONE NUMBER: (855) 612-6975, BANKS AND BROKERS PLEASE CALL COLLECT AT (908) 497-2340.

BENEFICIAL OWNER ELECTION
     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock of BlueLinx Holdings Inc. (the “Company”).
     With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on [•], 2011, the last business day prior to the scheduled expiration date of the Rights Offering of [•], 2011 (which may be extended by the Board of Directors of the Company, provided that the expiration date of the Rights Offering may not be extended by more than [•] days without the prior written consent of Cerberus ABP Investor LLC).
     This will instruct you whether to exercise Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of BlueLinx Holdings Inc. Subscription Rights Certificates.”
     Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.
     Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.
     The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

Per Share
	Number	Subscription
	of Shares	Price	Payment
Basic Subscription Privilege:	x	$[•] =	$(Line 1)
Over-Subscription Privilege:	x	$[•] =	$(Line 2)
	Total Payment Required		$(Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4.)
     Box 3. ☐ Payment in the following amount is enclosed $
     Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.

Amount to be deducted:	$

Signature(s)

Please type or print name(s) below:

Date:                     , 2011

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